AMENDMENT TO

TRANSFER AGENCY AGREEMENT

This AMENDMENT ("Amendment") is made this 22nd day of February, 2021, (the "Amendment Effective Date"), between Victory Portfolios, formerly known as The Victory Portfolios (the "Client"), and FIS Investor Services LLC, a Delaware limited liability company, formerly SunGard Investor Services LLC (successor to, and assignee of, Citi Fund Services Ohio, Inc., formerly BISYS Fund Services Ohio, Inc.) ("FIS"), to the Transfer Agency Agreement dated April l, 2002, between Client and BISYS Fund Services Ohio, Inc., as amended on June 3, 2002, July 24, 2002, May 18, 2004, July 1, 2006, July 1, 2009, August 31, 2011, July 1, 2012, October 24, 2012, October 23, 2013, February 19, 2014, May 22, 2014, April 1, 2015, July 1, 2015, December 31, 2015, August 24, 2016, and February 26, 2019 (as amended, the "Agreement").

All capitalized terms used but not defined herein shall have the meanings given them in the Agreement. All references in the Agreement to the Trust or the Company shall be references to the Client, and all references in the Agreement to BISYS, Citi, or SunGard shall be references to FIS.

WHEREAS, FIS and Client wish to enter into this Amendment to the Agreement to update Schedule A thereto;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, Client and FIS hereby agree as follows:

l.Amendments.

a.Funds. Schedule A – Funds - to the Agreement is hereby deleted in its entirety and replaced by the new Schedule A attached hereto.

2.Representations and Warranties.

a.Client represents (i) that it has full power and authority to enter into this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of Client (the "Board"), and (iii) that the Board has approved this Amendment.

b.FIS represents that it has full power and authority to enter into and perform this Amendment.

3.Miscellaneous.

a.This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

e.It is specifically acknowledged that this Amendment is entered into by the Client on behalf of each of the Funds listed on Schedule A, individually and not jointly. The assets of any one Fund shall not be used to offset the liabilities of any other Fund. Shareholders and Trustees of Client shall not be held personally liable for any obligations of Client, or any of the Funds listed on Schedule A.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written

FIS INVESTOR SERVICES LLC	VICTORY PORTFOLIOS, on behalf of each
Fund listed on Schedule A, individually and jointly
By___________________________	By:________________________________
Name: ________________________	Name: _____________________________
Title: _________________________	Title: _______________________________
2/23/2021	Date: _______________________________
Date: _________________________

SCHEDULE A

TO THE TRANSFER AGENCY AGREEMENT

BETWEEN

VICTORY PORTFOLIOS

AND

FIS INVESTOR SERIVCE LLC

FUNDS

Name of Portfolio

1Victory Diversified Stock Fund

2Victory Floating Rate Fund

3Victory Global Natural Resources Fund

4Victory High Income Municipal Bond Fund

5Victory High Yield Fund

6Victory INCORE Fund for Income

7Victory INCORE Investment Grade Convertible Fund

8Victory INCORE Investment Quality Bond Fund

9Victory INCORE Low Duration Bond Fund

10 Victory INCORE Total Return Bond Fund

11 Victory Integrity Discovery Fund

12 Victory Integrity Mid-Cap Value Fund

13 Victory Integrity Small/Mid-Cap Value Fund

14 Victory Integrity Small-Cap Value Fund

15 Victory Munder Mid-Cap Core Growth Fund

16 Victory Munder Multi-Cap Fund

17 Victory Munder Small Cap Growth Fund

18 Victory NewBridge Large Cap Growth Fund

19Victory RS Global Fund

20Victory RS Growth Fund

21Victory RS International Fund

22Victory RS Investors Fund

Name of Portfolio

23Victory RS Large Cap Alpha Fund

24Victory RS Mid Cap Growth Fund

25Victory RS Partners Fund

26Victory RS Science and Technology Fund

27Victory RS Select Growth Fund

28Victory RS Small Cap Equity Fund

29Victory RS Small Cap Growth Fund

30Victory RS Value Fund

31Victory S&P 500 Index Fund

32Victory Sophus Emerging Markets Fund

33Victory Sophus Emerging Markets Small Cap Fund

34Victory Special Value Fund

35Victory Strategic Allocation Fund

36Victory Strategic Income Fund

37Victory Sycamore Established Value Fund

38Victory Sycamore Small Company Opportunity Fund

39Victory Tax-Exempt Fund

40Victory Trivalent Emerging Markets Small-Cap Fund

41Victory Trivalent International Fund-Core Equity

42Victory Trivalent International Small-Cap Fund

43Victory THB US Small Opportunities Fund

As of February 22, 2021